Exhibit 10.1
MIDSTREAM FEE RELIEF AGREEMENT
This Midstream Fee Relief Agreement (the “Agreement”) is dated effective as of July 1, 2020, by and among Noble Energy, Inc. (“Noble”), Noble Midstream Partners LP (“NBLX”) and Noble Midstream Services LLC (“OpCo”), each a “Party” and, collectively the “Parties.”
WHEREAS, Noble, on behalf of itself and each Producer, NBLX, on behalf of itself and each Midstream Co, and OpCo entered into that certain (a) Third Amended and Restated Crude Oil Gathering Agreement dated as of November 14, 2019, (b) Third Amended and Restated Produced Water Services Agreement dated as of November 14, 2019, (c) Third Amended and Restated Fresh Water Services Agreement dated as of November 14, 2019, and (d) Third Amended and Restated Gas Gathering Agreement dated as of November 14, 2019 (collectively, the “Midstream Gathering Agreements”);
WHEREAS, the Midstream Gathering Agreements, among other things, provide for and govern the gathering of oil, gas, produced water and the provision of certain fresh water services performed by NBLX from certain wells and EcoNodes owned and operated by Noble, including the EcoNodes listed below;
WHEREAS, the Parties desire to execute this Agreement to memorialize the agreement by and among Noble, NBLX and OpCo whereby NBLX will provide certain fee reductions under the Midstream Gathering Agreements in consideration for Noble agreeing to return the Shut-In EcoNodes (as defined below) to production, on the terms and conditions contained herein; and
WHEREAS, Noble would not have otherwise returned the Shut-In EcoNodes to production during the period from July 1, 2020 through October 31, 2020 (the “Relief Term”), absent the execution of this Agreement by the Parties.
NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
1.Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the applicable Midstream Gathering Agreements. The recitals are incorporated herein for all purposes.

2.Pursuant to this Agreement, the Parties hereby agree that NBLX shall provide Noble with a 40% reduction in the oil, gas and produced water gathering fees charged as of the date of this Agreement by NBLX pursuant to the Midstream Gathering Agreements (“Shut-In Relief”) for seven (7) currently shut-in Noble operated EcoNodes and their associated wells, which Shut-In EcoNodes, associated DPs and locations are set forth below (“Shut-In EcoNodes”):

SHUT-IN ECONODES	DP	LOCATION
LC22-A	DP205	EAST PONY
OSCAR Y10 SE	DP9	MUSTANG
WELLS RANCH AA33	DP113	WELLS RANCH
HARPER-KONA A21	DP122/123	WELLS RANCH
LARSON AA19	DP120/121	WELLS RANCH
AGGIE-COLT AA17	DP20	WELLS RANCH
SHADOW AA30	DP103	WELLS RANCH

For clarification purposes, the current gathering fees (the “Current Fees”) and the proposed reduced gathering fees (the “Reduced Fees”) associated with the Shut-In EcoNodes are set forth on Exhibit A, attached hereto and incorporated herein for all purposes.
3.If Noble returns a Shut-In EcoNode to production, which Noble may elect in its sole discretion, then NBLX agrees to provide the Shut-In Relief to Noble for such Shut-In EcoNode from the later of (i) July 1, 2020 or (ii) the date of first flow of product from such Shut-In EcoNode to the System through the Relief Term (or the remainder thereof), subject to Section 4.

4.During the Relief Term, if Noble elects, in its sole discretion, to return any Shut-In EcoNodes and their associated wells to shut-in status for economic reasons due to commodity price decline (such shut-in, an “Elective Shut-In” and such shut-in EcoNode, an “Elective Shut-In Econode”), then the Shut-In Relief will terminate with respect to such individual Elective Shut-In EcoNode and Noble will be required to refund, within ten (10) days of providing NBLX notice of such Elective Shut-In pursuant to Section 6 hereof, to NBLX the difference between amounts billed at the Reduced Fees and the amounts that should have been billed at the Current Fees for such individual EcoNode.

5.Notwithstanding Section 4, the Shut-In Relief will only be terminated due to Elective Shut-Ins, and Noble shall not have to refund NBLX any amounts realized via the Shut-In Relief in the event that Noble returns any of the Shut-In EcoNodes and their associated wells to shut-in status for operational reasons, including, but not limited to, (i) an event of emergency, (ii) environmental issue, (iii) repair, (iv) well loading, (v) an order from the state or state agency (such shut-in, a “Required Shut-In” and such shut-in EcoNode, a “Required Shut-In EcoNode”). Noble shall use reasonable efforts to resume production from any Required Shut-In EcoNode as soon as practicable.

6.As soon as reasonably practicable, but in any event no later than thirty (30) days following the shut-in pursuant to the provisions contained herein, Noble shall provide NBLX with written notice of any such Elective Shut-In or Required Shut-In applicable to the Shut-In EcoNodes listed in Section 2 and shall set forth the reasons for such shut-in. Any notices required to be delivered hereunder to NBL, NBLX, or OpCo shall be provided in accordance with the applicable notice provisions of the Midstream Gathering Agreements.

7.The term of this Agreement shall continue until October 31, 2020; provided that, not later than October 16, 2020, or such other date as the Parties agree, the Parties shall meet to review current commodity pricing, forecasting, and NBLX gathering fees to determine if an extension of the Relief Term is appropriate or desirable.

8.Each Party shall have the right to assign its rights and obligations under this Agreement in accordance with Article 16 of each of the Midstream Gathering Agreements. Notwithstanding the foregoing, if Noble assigns, in whole or in part, any Midstream Gathering Agreement (including any acreage dedicated thereunder) as permitted thereunder to any Person other than an Affiliate of a Party (the “Assignee”) which would cause any of the Shut-In EcoNodes to be owned by any party other than Noble, or an Affiliate, then this Agreement shall automatically terminate and be of no further force nor effect with respect to, and solely to the extent of, such impacted Shut-In EcoNode.

9.The Parties hereto agree that each of Sections 17.6 (Governing Law; Arbitration) and Section 17.11 (Confidentiality) of the Midstream Gathering Agreement are incorporated herein by reference, mutatis mutandis.

10.Except as expressly provided for herein, the terms of this Agreement do not amend the Midstream Gathering Agreements between the Parties, which shall remain in effect pursuant to their terms.

11.This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document and shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) (or similar electronic format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

On behalf of itself and each Producer:
NOBLE ENERGY, INC.

By: /s/ T. Hodge Walker
Name: T. Hodge Walker
Title: Senior Vice President

On behalf of itself and each Midstream Co:
NOBLE MIDSTREAM PARTNERS LP
By Noble Midstream GP LLC,
its general partner

By: /s/ Robin H. Fielder
Name: Robin H. Fielder
Title: President and Chief Operating Officer

OpCo:
NOBLE MIDSTREAM SERVICES, LLC

By: /s/ Robin H. Fielder
Name: Robin H. Fielder
Title: President and Chief Operating Officer

EXHIBIT A
Current Fees; Reduced Fees

[Current Gathering Fees and Proposed Reduced Gathering Fees]